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                                                                   EXHIBIT 2.1.3


                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of April 23, 1998 by and among STRATEGIC TIMBER PARTNERS, LP, a Delaware limited partnership ("STP"), STRATEGIC TIMBER OPERATING CO., a Delaware corporation ("STOC"), STRATEGIC TIMBER TRUST, INC., a Georgia corporation ("STT"), and LOUISIANA TIMBER PARTNERS, LLC, a Georgia limited liability company ("LTP").

                              BACKGROUND STATEMENT

         A. LTP is, or will be as of the Closing Date, the purchaser under the Contract, which Contract relates to the purchase of the Property.

         B. STOC and STT have formed STP as a Delaware limited partnership to acquire, hold, manage and dispose of timberland investments.

         C. STP desires that LTP contribute the Contract to STP in exchange for an ownership interest in STP, and LTP has agreed to such contribution, for the consideration and upon the terms and conditions set forth in this Agreement.

         D. In order to facilitate the acquisition of the Property, STT and STOC desire to contribute certain monies to STP.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings:

                  (a) Acquisition Financing. The acquisition financing to be obtained by STP from Lender in connection with the Closing.

                  (b) Bridge Financing. The bridge financing to be obtained by STT from Lender to fund the capital contributions of STT and STOC described in
Section 5(a) hereof.

                  (c) Class A Partnership Units. The partnership interests in STP which will be issued to STOC and STT as of the Closing, as more particularly described in the Partnership Agreement.



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                  (d) Class B Partnership Units. The limited partner interests in STP which will be issued to LTP, all as more particularly described in the Partnership Agreement.

                  (e) Class C Partnership Units. The limited partner interests in STP which will be issued to LTP, all as more particularly described in the Partnership Agreement.

                  (f) Closing. The consummation of the purchase and sale of the Property by STP pursuant to the terms of the Contract and this Agreement.

                  (g) Closing Date. The date upon which the Closing will occur, which date will occur no later than April 28, 1998.

                  (h) Company. Collectively, STP, STT and STOC.

                  (i) Contract. That certain Contract for the Purchase and Sale of Real Property dated as of April 15, 1998 by and among Griffin Logging, Inc., an Arkansas corporation and LTP.

                  (j) Financing. The Acquisition Financing and the Bridge Financing, which Financing will be on substantially the same terms as set forth in the Loan Commitment attached hereto as Exhibit D.

                  (k) IPO. The contemplated underwritten initial public offering of the shares in STT, registered under the Securities Act of 1933.

                  (l) Lender. A syndicate of lenders with ABN AMRO Bank N.V. as agent for the syndicate of lenders.

                  (m) LTP Loan. A loan in the principal amount of $16,400,000, plus accrued interest thereon as of Closing, which was assumed by STP and is being satisfied in full at Closing.

                  (n) LTP Reimbursement. An amount equal to $18,109,484.84, payable to LTP at Closing to reimburse LTP for costs and expenses incurred in connection with acquiring its rights under the Contract and to repay the LTP Loan.

                  (o) Partnership Agreement. The First Amended and Restated Agreement of Limited Partnership of STP, a copy of which is attached hereto as Exhibit C.

                  (p) Permitted Encumbrances. Those items affecting title to the Property and which are set forth on Exhibit B attached hereto.

                  (q) Phase I. That certain Phase I Environmental Site Assessment performed on the Property by Harding Lawson Associates dated April 25, 1998.

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                  (r) Property. That certain real property located in Allen,
Beauregard, Calcasieu and Jefferson Davis Parishes, Louisiana, and being more particularly described on Exhibit A attached hereto.

                  (s) Property Costs. The $205,000,000 of cash that STP will pay for the purchase of the Property, which includes the consideration to the seller under the Contract and the LTP Reimbursement, together with all other costs of Closing, except as may be set forth in Paragraph 5(b) below.

                  (t) Units. Collectively, the Class C Partnership Units and the Class B Partnership Units.

         2. QUALIFICATION OF STP. On or before the Closing Date, STP will be duly qualified to conduct business in the State of Louisiana.

         3. FINANCING. STP and STT will use their good faith diligent efforts to obtain the Financing to fund the Property Costs on substantially the same terms as set forth in the Loan Commitment attached hereto as Exhibit D.

         4. DUE DILIGENCE. LTP represents to STP that LTP has delivered to STP copies of all documents and exceptions regarding title to the Property. STP acknowledges receipt of same and agrees to accept the Property subject to all of the Permitted Encumbrances. STP acknowledges receipt of the Phase I and acknowledges that it has reviewed same. Based on its review of the Phase I, if STP reasonably determines that additional environmental tests and/or remediation on the Property is reasonably necessary, STP may cause such additional work to be performed. LTP will have the right to approve the contractors, consultants, proposals and bids for performing such additional work, such approval not to be unreasonably withheld. The reasonable cost of such additional work will be shared equally by STP and LTP.

         5. CLOSING.

            (a)   Deliveries. On the Closing Date, the following will occur:

                  (i) LTP will contribute and assign the Contract to STP, which will assume all of the purchaser's obligations thereunder.

                  (ii) STT and STOC will contribute the amount shown on Exhibit A of the Partnership Agreement in the form of cash and costs incurred for the benefit of the Partnership.

                  (iii) STP will pay the Property Costs pursuant to the instructions of LTP.

                  (iv) LTP will cause title to the Property to be conveyed to STP pursuant to the Act of Sale contemplated by the Contract and STP will accept title to the Property.

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                  (v)      LTP will deliver to STP an original title insurance
commitment, marked to constitute a final policy, insuring STP's fee simple title to the Property subject only to the Permitted Encumbrances.

                  (vi) STP will issue to LTP the Class B Partnership Units and the Class C Partnership Units in STP, as more particularly set forth in paragraph 6 below.

                  (vii) STP will issue to STT and STOC the Class A Partnership Units in STP.

                  (viii) STP and LTP will execute such other documents as may be required in order to consummate the Closing in accordance with all applicable laws and with the Contract and this Agreement.

         (b) Closing Costs. The costs to consummate the Closing will be allocated as follows:

                  (i)      LTP will pay the following costs of Closing:

                           (A) the cost of the Phase I;

                           (B) the cost of that certain cruise of the Property
performed by Larson & McGowin dated March, 1998; and

                           (C) twenty percent (20%) of all other costs of
Closing, including without limitation the cost of STP's title insurance policy and all local counsel fees.

                  (ii)     STP will pay the following costs of Closing:

                           (A) the cost of that certain Appraisal of the
Property performed by F&W Forestry Consultants at the request of STT; and

                           (B) eighty percent (80%) of all other costs of
Closing, including without limitation the cost of STP's title insurance policy and all local counsel fees.

                           (C) All costs and expenses related to the Financing,
including without limitation, Lender's attorneys' fees and loan fees.

                  (iii) Each party will pay its own attorneys' fees and expenses.

         6. CONSIDERATION. LTP and STP agree that for the purpose of the transaction contemplated by this Agreement, the unencumbered agreed value of the Property is $255,000,000.00. STP will issue to LTP the Units in consideration for LTP's contribution of the

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Contract to STP. LTP's Capital Account (as defined in the Partnership Agreement)
will be credited with the agreed fair market value of the Contract, $50,000,000.

         7. REPRESENTATIONS AND WARRANTIES.

            (a)   LTP hereby represents and warrants to the Company as follows:

                  (i)      Authority.

                           (A) LTP is a limited liability company duly formed
and validly existing under the laws of the State of Georgia, and LTP has the full capacity, power and authority to enter into the Contract and this Agreement and fully perform its obligations thereunder and hereunder.

                           (B) LTP has the full right, power, and authority to
enter into and perform under the Contract and this Agreement; no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by LTP in connection with the execution and delivery of this Agreement or the performance thereof by LTP; and the Contract and this Agreement and the performance thereof by LTP will not contravene any law or contractual restriction binding on LTP.

                           (C) This Agreement has been duly executed and
delivered by LTP and constitutes the valid and binding obligation of LTP, enforceable against LTP in accordance with its terms.

                  (ii)     Accredited Investor Status.

                           (A) LTP is a limited liability company, not formed
for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

                           (B) As to each of the equity owners of LTP, (1) he
has an individual net worth or joint net worth with his spouse in excess of $1,000,000.00, and/or (2) his individual income in the two most recent years has been in excess of $200,000.00 per year, or his joint income with his spouse in the two most recent years has been in excess of $300,000.00 per year, and he has a reasonable expectation of reaching the same income level in the current year.

                  (iii)    Understanding of Investment Risks. LTP
understands that:

                           (A) Inasmuch as the Company is a new venture, the
Units represent a highly speculative and risky investment, and there can be no assurance as to the success of the Company;

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                           (B) There may be dilution in the net tangible book
value per share compared to the per Unit purchase price;

                           (C) The price for the Units has been arbitrarily
determined, should not be considered an indication of the actual value of the Units, and may not have any relation to any applicable criterion of value; and

                           (D) There is at present no market for the Units or
the common shares of STT into which the Units may be converted, (the "STT Shares") and it is uncertain whether a market will develop.

                  (iv)     Understanding of Nature of Units. LTP
understands that:

                           (A) Neither the Units nor the STT Shares have been
registered under the Securities Act of 1933 (the "Act"), or any state securities laws (the "State Acts") and are being issued in reliance upon certain of the exemptions contained in the Act and the State Acts, and the representations and warranties of LTP contained herein are essential to the claim of exemption by the Company under the Act and the State Acts;

                           (B) The Units and the STT Shares are "restricted
securities" as that term is defined in Rule 144 promulgated under the Act;

                           (C) The Units and the STT Shares cannot be sold or
transferred without registration under the Act and any applicable State Acts or unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary;

                           (D) The documents or certificates evidencing the
Units and the STT Shares shall bear a legend to the effect that the securities represented thereby have not been registered under the Act or any state securities acts and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act and any applicable state securities acts with respect to such securities is effective or unless the Company is in receipt of an opinion of counsel satisfactory to it to the effect that such securities may be sold without registration under the Act and such acts, in addition to any other legend required by law or otherwise;

                           (E) Only the Company can register the Units and the
STT Shares under the Act and any of the State Acts;

                           (F) There are stringent conditions for LTP's
obtaining an exemption for the resale of the Units or the STT Shares under the Act and any State Acts; and

                           (G) The Company may from time to time make stop
transfer notations in its transfer records to ensure compliance with the Act and any State Acts.

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                  (v)      Investment Intent. LTP represents and warrants
that:

                           (A)      LTP is acquiring the Units for LTP's own
account and not on behalf of any other person;

                           (B)      LTP is acquiring the Units for investment
and not with a view to or for sale in connection with any distribution of the Units or the STT Shares (if any) or with the intent to divide LTP's participation with others or resell or otherwise participate in a distribution of the Units or the STT Shares (if any), directly or indirectly;

                           (C)      Neither LTP nor anyone acting on LTP's
behalf has paid or will pay any commission or other similar remuneration to any person in connection with LTP's acquisition of the Units or STT Shares (if any); and

                           (D)      LTP will not sell the Units or any STT
Shares (if any), (1) without registration under the Act and the applicable State Acts or unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) to the effect that such registration is not necessary, or (2) without compliance with any restrictions imposed by the Act or any applicable State Acts.

         (b)      STP hereby represents and warrants to LTP as follows:

                  (i) STP is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and STP has the full capacity, power and authority to enter into this Agreement and fully perform its obligations hereunder.

                  (ii) STP has the full right, power, and authority to enter into and perform this Agreement; no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by STP in connection with the execution and delivery of this Agreement or the performance thereof by STP; and this Agreement and the performance thereof by STP will not contravene any law or contractual restriction binding on STP.

                  (iii) This Agreement has been duly executed and delivered by STP and constitutes the valid and binding obligation of STP, enforceable against STP in accordance with its terms.

         (c)      STT hereby represents and warrants to LTP as follows:

                  (i) STT is a corporation duly formed and validly existing under the laws of the State of Georgia, and STT has the full capacity, power and authority to enter into this Agreement and fully perform its obligations hereunder.

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                           (ii)     STT has the full right, power, and authority
to enter into and perform this Agreement; no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by STT in connection with the execution and delivery of this Agreement or the performance thereof by STT; and this Agreement and the performance thereof by STT will not contravene any law or contractual restriction binding on STT.

                           (iii)    This Agreement has been duly executed and
delivered by STT and constitutes the valid and binding obligation of STT, enforceable against STT in accordance with its terms.

                  (d) STOC hereby represents and warrants to LTP as follows:

                           (i)      STOC is a corporation duly formed and
validly existing under the laws of the State of Delaware, and STP has the full capacity, power and authority to enter into this Agreement and fully perform its obligations hereunder.

                           (ii)     STOC has the full right, power, and
authority to enter into and perform this Agreement; no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by STOC in connection with the execution and delivery of this Agreement or the performance thereof by STOC; and this Agreement and the performance thereof by STOC will not contravene any law or contractual restriction binding on STOC.

                           (iii)    This Agreement has been duly executed and
delivered by STOC and constitutes the valid and binding obligation of STOC, enforceable against STOC in accordance with its terms.

         8. BROKERS. Each party represents and warrants that it has not dealt with any broker, agent or finder in connection with the Contract or this Agreement, and each party will indemnify and hold the other harmless from any claims made by any such brokers, agents or finders alleging to have dealt with the indemnifying party. In addition to, and without limiting the generality of, the foregoing, LTP will indemnify and hold the Company harmless from any claims or actions of any brokers, agents, finders or any other parties claiming a right to participate in the transactions contemplated by the Contract and by this Agreement or claiming any interest in the Property.

         9. NOTICE. Any and all notices, elections and communications required or permitted by this Agreement will be made or given in writing and will be delivered in person or by reputable overnight courier (such as FedEx or UPS) or sent by facsimile followed by postage prepaid United States mail, certified or registered, return receipt requested, to the other parties at the addresses set forth below, or such other address as may be furnished by notice in accordance with this paragraph. The date of notice given by personal delivery, facsimile or overnight courier will be the date of such delivery. The effective date of notice by mail will be the date such notice is mailed.

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                  the Company:              5 North Pleasant Street
                                            New London New Hampshire 03257
                                            Attn: C. Edward Broom
                                            Facsimile: (603) 526-7811

                  with a copy to:           Sutherland, Asbill & Brennan LLP
                                            999 Peachtree Street, N.E.
                                            Atlanta, Georgia  30309-3996
                                            Attn: Haynes Roberts
                                            Facsimile: (404) 853-8806

                  LTP:                      21 South Avonlea Circle
                                            The Woodlands, Texas 77382
                                            Attn: Larry J. Woodard
                                            Facsimile:______________________

                  with a copy to:           Sutherland, Asbill & Brennan LLP
                                            999 Peachtree Street, N.E.
                                            Atlanta, Georgia  30309-3996
                                            Attn: Victor P. Haley
                                            Facsimile: (404) 853-8806

         10. ASSIGNMENT. No party may assign this Agreement without the consent of the other.

         11. CONFIDENTIALITY. Each party will keep the existence and terms of this Agreement confidential and will not disclose this Agreement or any portion hereof to any person or entity without the consent of the other party, and will so instruct their employees and representatives; provided, however, the Company will have the right to disclose this Agreement to (a) Lender, (b) any other lenders to whom Lender may elect to disclose this Agreement for purposes of syndicating the Financing, and (c) underwriters, investment bankers, advisors and consultants to whom the Company may disclose this Agreement in connection with the IPO; provided further, that either party will have the right to disclose this Agreement if required by applicable law or the rules of any national stock exchange or interdealer quotation system.

         12. MISCELLANEOUS. This Agreement will be governed by the laws of the State of Georgia. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and cannot be amended or supplemented except by a written agreement signed by all parties. The captions of paragraphs in this Agreement are for convenience and reference only and are not part of the substance hereof. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement, will not be in any way impaired, it being the intention of the parties that this Agreement will be enforceable to the

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fullest extent permitted by law. This Agreement may be executed in counterparts which will be construed together as one instrument. Subject to the terms of Paragraph 10 above, this Agreement will bind the parties hereto and their respective heirs, legal representatives, successors and assigns.

         13. INCORPORATION OF EXHIBITS. All exhibits referred to herein are hereby incorporated in this Agreement by this reference.

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                  IN WITNESS WHEREOF, this Agreement has been duly executed, sealed and delivered by the parties hereto the day and year written above.

                         STP:

                         STRATEGIC TIMBER PARTNERS, LP

                         By: Strategic Timber Operating Co., a Delaware corporation, its general partner


                                  By: /s/ Joseph E. Rendini
                                      --------------------------------------
                                      Name: Joseph E. Rendini
                                           ---------------------------------
                                      Its:  Vice President
                                           ---------------------------------



                                  STT:

                                  STRATEGIC TIMBER TRUST, INC.


                                  By: /s/ Joseph E. Rendini
                                      --------------------------------------
                                      Name: Joseph E. Rendini
                                           ---------------------------------
                                      Its:  Vice President
                                           ---------------------------------




                                  STOC:

                                  STRATEGIC TIMBER OPERATING CO.


                                  By: /s/ Joseph E. Rendini
                                      --------------------------------------
                                      Name: Joseph E. Rendini
                                           ---------------------------------
                                      Its:  Vice President
                                           ---------------------------------




                                  LTP:

                                  LOUISIANA TIMBER PARTNERS, LLC


                                  By:/s/ Larry J. Woodard
                                     --------------------------------------
                                     Larry J. Woodard
                                     Manager

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                                    EXHIBIT A

                                COPY OF CONTRACT

                              (Attachment Omitted)

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

                              (Attachment Omitted)

                                    EXHIBIT C

                              PARTNERSHIP AGREEMENT

                              (Attachment Omitted)

                                    EXHIBIT D

                                 LOAN COMMITMENT


                              (Attachment Omitted)